EXHIBIT 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
August 9, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:
     The certifications set forth below are being submitted in connection with the Quarterly Report on Form 10-Q (the “Report”) of Zix Corporation for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Richard D. Spurr, the chief executive officer, and Bradley C. Almond, the chief financial officer of Zix Corporation, each certifies that to the best of his knowledge and in their respective capacities as officers of Zix Corporation:
     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Zix Corporation as of the dates and for the periods expressed in the Report.

/s/Richard D.Spurr

Name:	Richard D. Spurr
Title:	Chairman, Chief Executive Officer
and President

/s/Bradley C.Almond

Name:	Bradley C. Almond
Title:	Vice President, Chief Financial
Officer and Treasurer